AMENDED AND RESTATED BY-LAWS
(through December 31, 2021 amendments)

OF

HEARTLAND GROUP, INC.
(A Maryland Corporation)

ARTICLE I
NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL

Section 1.1.          Name. The name of the Corporation is Heartland Group, Inc.

Section 1.2.          Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

Section 1.3.          Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." In lieu of affixing the corporate seal to any document, it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word “(Seal)” adjacent to the signature of the authorized officer of the Corporation. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

ARTICLE II
STOCKHOLDERS

Section 2.1.          Place of Meetings. All meetings of the Stockholders shall be held at such place within or outside the State of Maryland as the Board of Directors may determine.

Section 2.2.          Annual Meeting. As permitted by the Investment Company Act of 1940, as amended from time to time, and the rules and regulations prescribed by the Securities and Exchange Commission thereunder (the "Investment Company Act"), the Corporation shall not be required to hold annual meetings of Stockholders.

Section 2.3.          Special Meetings. Special Meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by resolution of the Board of Directors or by the Chief Executive Officer or the President. Special Meetings of the Stockholders shall be called by the Secretary: (1) for the purpose of considering the removal of a Director from office upon the written request of Stockholders entitled to vote not less than 10% of all the votes entitled to be cast at such meeting, and the Corporation shall cooperate with and assist the Stockholders of record who notify the Corporation that they wish to communicate with the other Stockholders for the purpose of obtaining signatures to request such a meeting; and (2) for any other purpose upon the written request of Stockholders entitled to vote not less than 25% of all of the votes entitled to be cast at such meeting. In either case, such request shall state the purpose(s) of such meeting and the matter(s) proposed to be acted upon, and the Corporation may condition the calling of the meeting on payment by the Stockholders of the reasonably estimated cost of preparing and mailing the notice of the meeting, in which case the Secretary shall determine and specify the estimated cost to such Stockholders. No special meeting shall be called upon the request of the Stockholders pursuant to clause (2) above if the purpose is to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

Section 2.4.          Notice of Meetings. The Secretary shall cause notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be served not less than 10 nor more than 90 days before the date of the meeting, to each Stockholder entitled to vote at such meeting. Such notice shall be given personally, by mail or by other method of delivery, or electronic means. Written notice, which includes notice by electronic transmission, shall be deemed to be duly given at the earlier of (i) when deposited in the United States mail addressed to a Stockholder at his or her address as it shall appear on the books of the Corporation (unless he or she shall have filed with the Transfer Agent of the Corporation a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request) with first class postage thereon prepaid, or (ii) when electronically transmitted to the Stockholder in a manner authorized by the Stockholder. Irregularities in the notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the Stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

Notice of any Stockholders' meeting shall be deemed waived by any Stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or by any Stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a Stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

Section 2.5.          Quorum; Adjournments. The presence at any Stockholders' meeting, in person or by proxy, of Stockholders entitled to cast one third of the votes shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. Whether or not a quorum is present, a Stockholders’ meeting may be adjourned at any time, including after action on one or more matters, by any officer present entitled to preside or act as Secretary of such meeting to a date not more than 120 days after the original record date without further notice other than announcement at the meeting. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 2.6.          Voting. At each Stockholders' meeting, each Stockholder entitled to vote shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding, with a fractional vote for any fractional shares, standing in his or her name on the books of the Corporation on the record date fixed in accordance with Section 6.3 hereof. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment Company Act, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

Section 2.7.          Stockholders Entitled to Vote. If the Board of Directors sets a record date for the determination of Stockholders entitled to notice of or to vote at any Stockholders' meeting in accordance with Section 6.3 hereof, each Stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his or her name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 2.8.          Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the Stockholder or by his or her duly authorized agent in any manner permitted by law. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. Proxies shall be delivered prior to the meeting to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 2.9.          Chairman and Secretary of Meeting. At each meeting of the stockholders, the Chief Executive Officer, or in his or her absence or inability to act, the President, or in the absence or inability to act of the Chief Executive Officer and the President, a Vice President, shall act as chairman of the meeting; provided, however, that if no such officer is present or able to act, a chairman of the meeting shall be elected at the meeting. The Secretary, or in his or her absence or inability to act any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

ARTICLE III
BOARD OF DIRECTORS

Section 3.1.          Powers. Except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.

Section 3.2.          Number and Term. The Board of Directors shall consist of not fewer than three nor more than twelve Directors, as specified by a resolution of a majority of the entire Board of Directors, provided that at least a majority of the entire Board of Directors shall be persons who are not "interested persons" of the Corporation as defined in the Investment Company Act (hereinafter referred to as "Independent Directors") or such higher percentage as required by the Investment Company Act. Each Director (whenever selected) shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 3.3.          Election. At any meeting of Stockholders at which a quorum is present and called and held for the purpose of electing Directors pursuant to the requirements of the Investment Company Act, the Corporation's Articles of Incorporation or these By-Laws, Directors shall be elected by a plurality of all votes cast by holders of the Corporation’s shares present in person or by proxy and entitled to vote thereon.

Section 3.4.          Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the Stockholders) may be filled by a majority of the Directors (including a majority of the Independent Directors) then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors (including a majority of the Independent Directors); provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the Stockholders of the Corporation. In the event that at any time, less than a majority of the Directors of the Corporation holding office at that time were elected by the Stockholders, a meeting of the Stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall by rule or order extend such period.

Section 3.5.          Retirement Policy. Each Independent Director shall submit notice of his or her resignation to be effective as of January 1 of the calendar year following the year in which the director turns age 75 unless the waiver of this requirement is approved by the Board of Directors, upon recommendation of the Nominating and Governance Committee.

Section 3.6.          Removal. At any meeting of Stockholders duly called and at which a quorum is present, the Stockholders may, by the affirmative votes of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

Section 3.7.          Annual and Regular Meetings. The Board of Directors from time to time may provide by resolution for the holding of regular and annual meetings of the Board of Directors and fix their time and place within or outside the State of Maryland. At the annual meeting of the Board of Directors, the Board shall choose officers and transact other proper business for an annual meeting. Notice of such annual and regular meetings of the Board of Directors need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 3.8 hereof for notice of special meetings of the Board of Directors. Except as provided by the Investment Company Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a telephone or video conference (or any similar communications equipment), as long as all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

Section 3.8.          Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the Chairman of the Board or by a majority of the Directors. Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his or her residence or regular place of business at least five days before the day on which a special meeting is to be held, (2) delivered to him or her personally, (3) communicated by telephone (including voicemail), or (4) delivered by e-mail or by any other electronic means at least one day before the meeting.

Section 3.9.          Waiver of Notice. No notice of any meeting need be given to any Director who is present at the meeting or who waives notice of such meeting in writing, including by e-mail or by any other electronic means (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

Section 3.10.        Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the total number of Directors then in office (but not less than two Directors) shall constitute a quorum and shall be sufficient for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

Section 3.11.        Action Without a Meeting. Subject to the provisions of the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed in paper or electronic form with the minutes of proceedings of the Board or committee.

Section 3.12.        Compensation of Directors. The Board of Directors may, by resolution, determine what compensation and reimbursement of expenses of attendance at meetings, if any, shall be paid to Directors in connection with their service on the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor.

ARTICLE IV
COMMITTEES

Section 4.1.          Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including without limitation an Audit Committee, a Nominating and Governance Committee, and an Executive Committee. The Chairmen of such committees shall be elected by the Board of Directors, including a majority of the independent directors. Each member of a committee shall be a Director and shall hold office at the pleasure of the Board; provided that all members of the Audit, Nominating and Governance and Executive Committees shall be Independent Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to declare a dividend, authorize the issuance of stock, recommend to Stockholders any action requiring Stockholders' approval, amend these By-Laws, or approve any merger or share exchange which does not require Stockholder approval.

Section 4.2.          Audit Committee. The Board of Directors shall have an Audit Committee, consisting of two or more Independent Directors. The Audit Committee shall select the independent auditors of the Corporation, approve the provision of audit and permitted non-audit services (and the related fees) of the independent auditors, oversee the preparation of the Corporation's financial statements and the independent audit thereof, oversee the Corporation's accounting policies and practices and internal control over financial reporting, and take such other action as may be delegated to it by the Board of Directors. The Audit Committee shall adopt a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

Section 4.3.          Nominating and Governance Committee. The Board of Directors shall have a Nominating and Governance Committee, consisting of two or more Independent Directors. The Nominating and Governance Committee shall identify, evaluate, consider and recommend persons for appointment or election to the Board of Directors, select and nominate persons to serve as Independent Directors, determine the independence of Directors, develop or recommend minimum standards and qualifications, recommend the compensation of the Independent Directors and committee members, oversee the annual self-assessment process, recommend policies and procedures for the Board of Directors, and take such other action as may be delegated to it by the Board of Directors. The Nominating and Governance Committee shall adopt a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

Section 4.4.          Executive Committee. There may be an Executive Committee of two or more Independent Directors appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the officers of the Corporation in the management of its business and exercise such powers of the Board of Directors as may be delegated to it by the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 4.5.          Other Committees. The Board of Directors may appoint other committees which shall have such powers and perform such duties as may be delegated from time to time by the Board.

Section 4.6.          Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations not inconsistent with law, the Articles of Incorporation or these By-Laws to govern its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

ARTICLE V
OFFICERS

Section 5.1.          General. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and a Chief Compliance Officer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. Officers need not be Directors.

Section 5.2.          Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 5.11 hereof, shall be elected by the Board of Directors at its first annual meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his or her successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation; however, a person may not serve concurrently as both President and Vice President. Moreover, a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

Section 5.3.          Removal and Resignation. Whenever in the Board's judgment the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose, provided that a majority of the Independent Directors must approve the removal of the Chief Compliance Officer. Any officer may resign his or her office at any time by delivering a written resignation to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5.4.          Chairman of the Board. The Board of Directors, including a majority of the Independent Directors, shall appoint a Chairman of the Board from among the Directors. The Chairman of the Board may serve in such capacity only as long as he or she continues to be a Director, and the Chairman of the Board shall be an Independent Director. The Chairman of the Board shall preside at all meetings of the Board of Directors and may confer with the Chief Executive Officer, President or any other officer of the Corporation or investment advisor to the mutual fund series of the Corporation for purposes of determining the matters to be discussed and considered at Board meetings. The Chairman of the Board shall have such powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors, including a majority of the Independent Directors.

Section 5.5.          Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall serve in such capacity for purposes of the federal securities laws, such as certifying or otherwise signing the Corporation’s financial statements, shareholder reports and registration statements. Subject to the supervision of the Board of Directors, the Chief Executive Officer shall have general charge and control over the business, affairs, and property of the Corporation and general supervision over its officers, employees and agents, and shall oversee the implementation of the strategies, plans, orders and resolutions of the Board of Directors. Except as the Board of Directors may otherwise order or as provided in these By-Laws, the Chief Executive Officer shall have authority to appoint such non-executive officers, employees and agents as he or she shall deem necessary or appropriate, to prescribe their powers, duties and compensation, and to delegate authority to them. Such officers, employees and agents shall serve at the discretion of the Chief Executive Officer. The Chief Executive Officer may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements and otherwise take action to bind the Corporation, except to the extent expressly limited by the Board of Directors. The Chief Executive Officer shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 5.6.          President. The President shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors and the Chief Executive Officer. The President shall report to the Board of Directors and the Chief Executive Officer and assist the Chief Executive Officer in the discharge of the supervisory, managerial and executive duties and functions. In the absence of the Chief Executive Officer, the President shall report to the Board of Directors and perform the duties of the Chief Executive Officer and when so acting shall have all of the authority, powers and duties of the Chief Executive Officer. The President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements and otherwise take action to bind the Corporation, except to the extent expressly limited by the Board of Directors or the Chief Executive Officer.

Section 5.7.          Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President or the Chief Executive Officer. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.8.          Chief Compliance Officer. The Chief Compliance Officer shall be responsible for matters relating to compliance by the Corporation with applicable laws, rules and regulations and in such capacity shall administer codes, policies, procedures and programs adopted by the Corporation that are reasonably designed to prevent the Corporation from violating applicable federal securities laws, including the written policies and procedures required by Rule 38a-1 under the Investment Company Act. The Chief Compliance Officer shall also oversee the compliance by third party service providers to the Corporation with applicable federal securities laws and review the adequacy of the Corporation's written compliance policies and procedures at least annually. The Chief Compliance Officer shall report directly to the Board of Directors or such committees thereof as the Board may designate (including the preparation of a written report as required by Rule 38a-1(a)(iii) under the Investment Company Act), meet at least annually with the Independent Directors and otherwise abide by the requirements of said Rule 38a-1. The Corporation's Board of Directors, including a majority of the Independent Directors, shall be responsible for designating a single person to be Chief Compliance Officer and approving the compensation of the Chief Compliance Officer. The Chief Compliance Officer may be removed from his or her responsibilities by action of and only with the approval of the Board of Directors, including a majority of the Independent Directors.

Section 5.9.          Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he or she shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He or she shall exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. He or she shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he or she may perform all the duties of the Treasurer.

Section 5.10.        Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the Stockholders and Directors in books to be kept for that purpose. He or she shall have charge of the records of the Corporation, including such books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He or she shall perform such other duties as appertain to his or her office or as may be required by the Board of Directors.

Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he or she may perform all the duties of the Secretary.

Section 5.11.        Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 5.12.        Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that (i) the compensation of the Chief Compliance Officer must be approved by a majority of the Independent Directors; and (ii) the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

Section 5.13.        Surety Bonds. As required by the Investment Company Act, the Corporation shall provide and maintain a bond which shall be issued by a reputable fidelity insurance company against larceny and embezzlement, covering each officer and employee of the Corporation who may singly, or jointly with others, have access to securities or funds of the Corporation, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities. The bond shall be in such form, content and amount as a majority of the Directors then in office, including a majority of the Independent Directors, shall approve at least annually or as shall otherwise required by the Investment Company Act. The Board of Directors may require any officer, employee or agent of the Corporation to execute such other bonds to the Corporation in such sums and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his or her hands.

ARTICLE VI
CAPITAL STOCK

Section 6.1.          Ownership of Shares. No certificates authorizing the ownership of shares shall be issued except as the Board of Directors may otherwise authorize. The ownership of shares, full or fractional, shall be recorded on the books of the Corporation or its agent. The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of shares held from time to time by each such Stockholder.

Section 6.2.          Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

Section 6.3.          Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the Stockholders entitled to notice of or to vote at Stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that (1) such record date shall be not more than 90 days prior to the date on which the particular action requiring such determination will be taken and (2) in the case of a meeting of Stockholders, the record date shall be at least 10 days before the date of the meeting.

ARTICLE VII
FISCAL YEAR AND ACCOUNTANT

Section 7.1.          Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 7.2.          Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the Stockholders of the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any meeting of the Stockholders' called for that purpose.

The Audit Committee of the Board of Directors, which shall be comprised of a majority of the Independent Directors, shall select the Accountant at any meeting held within 30 days before or 90 days after the beginning of the fiscal year of the Corporation.

Any vacancy occurring due to the resignation of the Accountant shall be filled by the Audit Committee.

ARTICLE VIII
CUSTODY OF SECURITIES

Section 8.1.          Employment of Custodian. All assets of the Corporation shall be held in the custody of one or more banks (as defined in Section 2(a)(5) of the Investment Company Act) having the qualification prescribed in Section 26(a)(1) of the Investment Company Act or a company that is a member of a national securities exchange (as defined in the Securities Exchange Act of 1934) subject to such rules and regulations as the Securities and Exchange Commission may prescribe under the Investment Company Act. Such assets may be registered in the name of the Corporation, or any such custodian, or a nominee of either of them. The terms of any custodian agreement shall be determined by the Board of Directors, which terms shall be in accordance with the provisions of the Investment Company Act.

Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the Corporation may direct a custodian to deposit all or any part of the securities owned by the Corporation with a "securities depository" or "intermediary custodian" (as such terms are defined in Rule 17f-4 under the Investment Company Act) in accordance with the requirements of such Rule; may place and maintain "Foreign Assets" in the care of an "Eligible Foreign Custodian" (as such terms are defined in Rule 17f-5 under the Investment Company Act) or with a "Foreign Securities Depository" (as such terms are defined in Rule 17f-7 under the Investment Company Act) in accordance with the requirements of such Rules; and may place and maintain cash, securities and similar investments with a "Futures Commission Merchant" in amounts necessary to effect the Corporation's transactions in "Exchange Traded Futures Contracts" and "Commodity Options") (as defined in Rule 17f-6 under the Investment Company Act) in accordance with the requirements of such Rule.

ARTICLE IX
INDEMNIFICATION AND INSURANCE

Section 9.1.          Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she is or was a Director or officer (within the meaning of the Maryland General Corporation Law), employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding to the fullest extent permitted by law; provided that:

(a)          Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or under any contract or agreement with the Corporation ("disabling conduct"); and

(b)          The Corporation shall not indemnify any person unless:

(i)          The court or other body before which the Proceeding was brought (i) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (ii) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

(c)          Absent such a decision, a reasonable determination is made, based upon a review of the facts, by (i) the vote of a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act nor parties to the Proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of Directors described in paragraph (b)(2)(i) above so directs, by independent legal counsel in a written opinion, that such person was not liable by reason of disabling conduct.

Expenses (including attorneys' fees) incurred in defending a Proceeding will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses (unless it is ultimately determined that he or she is entitled to indemnification), if:

(d)         Such person shall provide adequate security for his or her undertaking;

(e)          The Corporation shall be insured against losses arising by reason of such advance; or

(f)          A majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

Section 9.2.          Insurance of Officers, Directors, Employees and Agents. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his or her position. However, in no event will the Corporation purchase insurance to indemnify any such person for any act for which the Corporation itself is not permitted to indemnify him or her.

ARTICLE X
AMENDMENTS

Section 10.1.        By Stockholders. These By-Laws may be adopted, amended or repealed by vote of the holders of a majority of the Corporation's stock, as defined in the Investment Company Act, at any annual or special meeting of the Stockholders at which a quorum is present or represented, provided that notice of the proposed amendment shall have been contained in the notice of the meeting.

Section 10.2.        By Directors. The Directors may adopt, amend or repeal any By-Law by majority vote of all of the Directors in office at any regular meeting, or at any special meeting if notice of the proposed By-Law, amendment or repeal shall have been included in the notice of such meeting.

Section 10.3.        Implied Amendments. Any action taken or authorized by the Stockholders or by the Board of Directors which would be inconsistent with the By-Laws then in effect, but which is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the By-Laws so that the By-Laws would be consistent with such action and which is not in violation of applicable federal or state law, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.